UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We mailed a Proxy Statement on or about November 4, 2016 to our stockholders of record as of October 21, 2016 in connection with our 2016 Annual Meeting of Stockholders, which was held on December 16, 2016 at Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California, 91361. At the Meeting, the stockholders voted on four matters as follows: (i) election of directors, and five of the six nominees were elected, (ii) the adoption of an amendment to our 2002 Stock Award and Incentive Plan, which was approved, (iii) the ratification of our auditors, which was approved, and (iv) an advisory vote concerning compensation of our named executive officers, which was approved.

The first matter was the election of the members of our Board of Directors (“Board”.) Messrs. Berman, Skala, Poulsen, Sitrick and Gross were elected and the tabulation of the votes (both in person and by proxy) was as follows:

Nominees for Directors	For	Withheld

Stephen G. Berman	9,618,145	3,577,498
Murray L. Skala	7,798,784	5,396,859
Rex H. Poulsen	7,960,790	5,234,853
Michael S. Sitrick	9,345,319	3,850,324
Michael J. Gross	13,023,801	171,842
Alexander Shoghi	6,091,853	7,103,790

There were 2,808,848 broker held non-voted shares represented at the Meeting with respect to this matter.

The second matter upon which the stockholders voted was the proposal to approve an amendment to our 2002 Stock Award and Incentive Plan, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

7,568,715	5,560,222	66,706

There were 2,808,848 broker held non-voted shares represented at the Meeting with respect to this matter.

The third matter upon which the stockholders voted was the proposal to ratify our Board’s appointment of BDO USA, LLP, as our independent certified public accountants for 2016, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

15,920,514	34,302	49,675

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

The fourth matter upon which the stockholders voted was an advisory vote to approve the compensation of our named executive officers, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

8,257,511	4,902,551	35,581

There were 2,808,848 broker held non-voted shares represented at the Meeting with respect to this matter.

Pursuant to the terms of our amended By-Laws, an incumbent director who fails to receive a majority of the votes cast in an uncontested election shall, within five days following the certification of the election results, tender his or her written resignation to our Chairman of the Board for consideration by our board of director’s Nominating and Governance Committee (the "Committee"). This amendment was implemented by our Board following our stockholders’ approval at our 2014 Annual Meeting of a majority vote requirement for the election of directors. Mr. Shoghi did not receive a majority vote and, accordingly, tendered his resignation to the Board following our 2016 Annual Meeting of Stockholders.

Pursuant to the Director Resignation Policy adopted by our Board following our 2014 Annual Meeting, the Committee will consider such resignation and, no later than January 30, 2017, will make a recommendation to our Board concerning the acceptance or rejection of such resignation, and our Board will take action regarding the Committee's recommendation no later than March 16, 2017 and its determination will be publicly disclosed through the filing of a Current Report on Form 8-K within four business days of such determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: December 20, 2016
	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO